FORM OF FUND MANAGEMENT AGREEMENT


THIS MANAGEMENT AGREEMENT is made
as of this ___ day of ________, 2000, between The Managers Trust [I / II], a business trust organized under the laws of the Commonwealth of Massachusetts ("Company") and The Managers
Funds LLC, a limited liability company organized under the laws of the State of Delaware ("Manager"). This Agreement shall not become effective as to any Series unless the shareholders of such Series approve this Agreement.

WHEREAS, the Company operates as an investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act") for the purpose of investing and reinvesting the assets of its various series (each a "Series", each of which is listed in Appendix A hereto) in securities pursuant to investment objectives and policies as set forth more fully in its Declaration of Trust, its By-Laws and its Registration Statement under the Investment Company Act and the Securities
Act of 1933, as amended, all as amended and supplemented from time to time; and the Company desires to avail itself of the services, information, advice, assistance and facilities of a fund manager and to have a fund manager provide or perform for it various administrative management, statistical, research, portfolio manager selection and other services;

WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

	WHEREAS, the Manager desires to provide services to the Company in consideration of and on the terms and conditions hereinafter set forth;

NOW, THEREFORE, Company and Manager agree as follows:

1. Employment of the Manager. The Company hereby employs the Manager to manage the investment and reinvestment of the assets of the Company's various Series in the manner set forth in Section 2 (B) of this Agreement and to administer its business and administrative operations, subject to the direction of the Trustees and the officers of the company, for the period in the manner, and on the terms hereinafter set forth. The Manager hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise) have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

2. Obligation of and Services to be Provided by the Manager. The Manager undertakes to provide the services hereinafter set forth and to assume the following obligations:

A. Corporate Management and Administrative Services.

(a) The Manager shall furnish to the Company adequate (i) office space, which may be space within the offices of the Manager or in such other place as may be agreed upon from time to time, (ii) office furnishings, facilities and equipment as may be reasonably required for managing and administering the operations and conducting the business of the Company, including complying with the securities, tax and other reporting requirements of the United States and the various states in, which the Company does business, conducting correspondence and other communications with the shareholders of the Company, and maintaining or supervising the maintenance of all internal bookkeeping, accounting and auditing services and records in connection with the company to investment and business activities. Company agrees that its shareholder recordkeeping services, the computing of net asset value and the preparation of certain of its records required by Section 31 of the Investment Company Act and the Rules promulgated thereunder are to be performed by Company's transfer agent, custodian or portfolio managers, and that with respect to these services Manager's obligations under this Section 2(A) are supervisory in nature only.

(b) The Manager shall employ or provide and compensate the executive, administrative, secretarial and clerical personnel necessary to supervise the provisions of the services set forth in subparagraph 2
(A) (a) above, and shall bear the expense of providing such services, except as may otherwise be provided in Section 4 of this Agreement.
The Manager shall also compensate all officers and employees of the Company who are officers or employees of the Manager.

B.  Investment Management Services.

(a) The Manager shall have overall supervisory responsibility for the general management and investment of the assets and securities portfolio of each of the company's various Series subject to and in accordance with the investment objectives, policies and restrictions of each such Series, and any directions which the Company's Trustees may issue to the Manager from time to time.

(b) The Manager shall provide overall investment programs and strategies for the Company, and more particularly for each Series, shall revise such programs as necessary and shall monitor and report periodically to the Trustees concerning the implementation of the programs.

(c) The Company intends to appoint one or more persons or companies ("Portfolio Managers"), and each Portfolio Manager shall have full investment discretion and shall make all determinations with respect to the investment of the portion of the particular Series' assets assigned to that Portfolio Manager and the purchase and sale of portfolio securities with those assets, and take such steps as may be necessary to implement such appointments. The Manager shall not be responsible or liable for the investment merits of any decision by a Portfolio Manager to purchase, hold or sell a security for the portfolio of the Series for which it acts as Portfolio Manager.

		(d)	The Manager shall evaluate Portfolio Managers and
shall advise the Trustees of the Company of the Portfolio Managers which the Manager believes are best suited to invest the assets of each Series; shall monitor and evaluate the investment performance of each Portfolio Manager employed by each Series; shall allocate the portion of each Series' assets to be managed by each Portfolio
Manager; shall recommend changes of or additional Portfolio
Managers when appropriate; shall coordinate the investment activities of the Portfolio Managers; and shall compensate the Portfolio
Managers.

(e)	The Manager shall render regular reports to the
Company, at regular meetings of the Trustees, of, among other things, the decisions which it has made with respect to the allocation of assets among Portfolio Managers.

C.  	Provision of Information Necessary for Preparation
of Securities Registration Statements, Amendments and Other Materials.

The Manager will make available and provide financial, accounting and statistical information required by the Company in the preparation of registration statements, reports and other documents required by federal and state securities laws, and such information as the Company may reasonably request for use in the preparation of registration statements, reports and other documents required by federal and state securities laws and such information as the Company may reasonably request for use in the preparation of such documents or of other materials necessary or helpful for the underwriting and distribution of the Company's shares.

D.	Other Obligations and Services.

The Manager shall make available its officers and employees to the Trustees and officers of the Company for consultation and discussion regarding the administration and management of the Company and its
	investment activities.

3.  Execution and Allocation of Portfolio Brokerage
Commissions. Portfolio Managers, subject to and in accordance with any directions the Company's Trustees may issue from time to time, shall place, in the name of the Series of the Company for which they act as Portfolio Manager, orders for the execution of that Series' portfolio transactions. When placing such orders, the primary objective of the Manager and Portfolio Managers shall be to obtain the best net price and execution for the series, but this requirement shall not be deemed to obligate the Manager or a Portfolio Manager to place any order solely on the basis of obtaining the lowest commission rate if the other standards set forth in this section have been satisfied. The Company recognizes that there are likely to be many cases in which different brokers are equally able to provide such best price and execution and that, in the selection among such brokers with respect to particular trades, it is desirable to choose those brokers who furnish brokerage and research services, (as defined in Section 28 (e) (3) of the Securities Exchange Act of
1934) or statistical quotations and other information to the Company, the Manager and/or the Portfolio Managers in accordance with the standards set forth below. Moreover, to the extent that it continues to be lawful to do so and so long as the Trustees determine as a matter of general policy that the Company will benefit, directly or indirectly, by doing so, the Manager or a Portfolio Manager may place orders with a broker who charges a commission for that transaction which is in excess of the amount of commission that another broker would have charged for effecting that transaction, provided that the excess commission is reasonable in relation to the value of brokerage and research services provided by that broker. Accordingly, the Company and the Manager agree that the Manager and the Portfolio Managers may select brokers for the execution of the Company's portfolio transactions from among:

A. Those brokers and dealers who provide brokerage and research services, or statistical quotations and other information to the Company, specifically including the quotations necessary to determine the value of the Company's Series' net assets in such amount of total brokerage as may reasonably be required in light of such services;

B. Those brokers and dealers who supply brokerage and research services to the Manager or the Portfolio
Managers which relate directly to portfolio securities, actual or potential, of the Series, or which place the Manager or Portfolio Managers in a better position to make decisions in connection with the management of the Series assets and portfolio, whether or not such data may also be useful to the Manager and its affiliates, or the Portfolio Managers and their affiliates, in managing other portfolios, including other Series, or advising other clients, in such amount of total brokerage as may reasonably be required.

The Manager shall render regular reports to the Company of the total brokerage business placed and the manner in which the allocation has been accomplished.

The Manager agrees and each Portfolio Manager will be required to agree that no investment decision will be made or influenced by a desire to provide brokerage for allocation in accordance with the foregoing, and that the right to make such allocation of brokerage shall not interfere with the Manager's or Portfolio Managers' primary duty to obtain the best net price and execution for the Company.

4. Expenses of the Company. It is understood that the Company will pay all its expenses other than those expressly assumed by the Manager herein, which expenses payable by the company shall include:

A.	Expenses of all audits by independent public
accountants;

B.	Expenses of transfer agent, registrars dividend
disbursing agent and shareholder recordkeeping services;

C.	Expenses of custodial services including
recordkeeping services provided by the Custodian;

D.	Expenses of obtaining quotations for
calculating the value of the Company's net assets;

E.	Salaries and other compensation of any of its
executive officers and employees, if any, who are not officers, directors, stockholders or employees of the Manager;

F.	Taxes levied against the Company;

G.	Brokerage fees and commissions in connection
with the purchase and sale of portfolio
securities for the Company;

H.	Costs, including the interest expense, of
borrowing money;

I.	Costs and/or fees incident to Trustee and
shareholder meetings of the Company, the preparation and mailing of prospectuses and reports of the Company to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Company's corporate existence, and the registration of shares with federal and state securities authorities;

J.	Legal fees, including the legal fees related to the
registration and continued qualification of the Company's Shares for sale;

K.	Costs of printing stock certificates representing
shares of the Company's various Series;

L.	Trustees' fees and expenses of Trustees who are
not directors, officers, employees or stockholders of the Manager or any of its affiliates; and

M.	Its pro rata portion of the fidelity bond required
by Section 17(g) of the Investment Company Act, or other insurance premiums.

The Manager understands that each Series will be liable for the expenses attributable to such Series.

5.   Activities and Affiliates of the Manager.

A.	The services of the Manager to the Company
hereunder are not to be deemed exclusive, and the Manager and any of its affiliates shall be free to render similar services to others. The Manager shall use the same skill and care in the management of the Company's assets as it uses in the administration of other accounts to which it provides asset management, consulting and portfolio manager selection services, but shall not be obligated to give the Company more favorable or preferential treatment vis-a-vis its other clients.

B.	Subject to and in accordance with the
Declaration of Trust and By-Laws of the Company and to Section 10(a) of the Investment Company Act, it is understood that Trustees, officers, agents and shareholders of the Company are or may be interested in the Manager or its affiliates as directors, officers, agents or stockholders of the Manager or its affiliates;
that directors, officers, agents and stockholders of the Manager or its affiliates are or may be interested in the Company as trustees, officers, agents, shareholders or otherwise; that the Manager or its affiliates may be interested in the Company as shareholders or otherwise; and that the effect of any such interests shall be governed by said Declaration of Trust, By-Laws and the Investment Company Act.

6. Compensation of the Manager. In consideration of all of the services provided and obligations assumed by the Manager pursuant to this Agreement, each Series shall pay the Manager a management fee calculated as a specified percentage of the average daily net asset value of that Series. Such fee, which shall be accrued daily and paid monthly, shall be calculated at the annual percentage rate set forth for the particular Series in Appendix B to this Agreement. Each
Series shall be solely responsible for the payment of its management fee, and no Series shall be responsible for the payment of a management fee calculated for or attributable to any other Series.

7.  Liabilities of the Manager.

A. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Manager, the Manager shall not be subject to liability to the Company or any Series or to any shareholder of the Company for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

B. No provision of this Agreement shall be construed to protect any Trustee or officer of the Company, or the Manager, from liability in violation of Sections
17(h) and (i) of the Investment Company Act.

	8.  Renewal and Termination.

A.  This Agreement shall become effective on the
date written above and shall continue in effect until
the second anniversary of the date first written above.
This Agreement may be continued annually thereafter
for successive one year periods (a) by a vote of a
majority of the outstanding shares of beneficial
interest of each Series of the Company or 	(b) by a
vote of a majority of the Trustees of the Company, and in either case by a majority of the Trustees who are not parties to the Agreement or interested persons of any parties to the Agreement (other than as Trustees of the Company) cast in person at a meeting called for the purpose of voting on the Agreement.
The aforesaid provision that this Agreement may be continued "annually" shall be construed in a manner consistent with the Investment Company Act and the Rules and Regulations promulgated thereunder. If continuance of this Agreement is approved by less than all of the Series, it shall be deemed terminated as to those Series not giving their approval, and Appendix A and Appendix B hereto shall be appropriately amended to reflect that fact.

B.     This Agreement

(a) may at any time be terminated without the payment of any penalty by (1) vote of the Trustees of the Company; (ii) by vote of a majority of the outstanding voting securities of the Company; or
(iii) as to any Series by vote of the outstanding voting securities of such Series, on sixty (60) days written notice to the Manager;

(b) shall immediately terminate in the event of its assignment; and

(c) may be terminated by the Manager on sixty (60) days written notice to the Company.

C.  As used in this Section 8, the terms "assignment,"
"interested person" and "vote of a majority of the outstanding voting securities" shall, have the meanings set forth in the Investment Company Act.

D. Any notice under this Agreement shall be given in writing addressed and delivered or mailed postpaid, to the other party to this Agreement at its principal place of business.

9. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

10. Governing Law. To the extent that state law has not been preempted by the provisions of any law of the United
States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Connecticut.

11. Amendments. This Agreement, including the Appendix hereto, may be amended by an instrument in writing signed by the parties subject to Investment Company obtaining such approvals as may be required by the Investment Company
Act.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, as of the day and year first written above.



ATTEST	THE
MANAGE
RS TRUST
[I / II]

By:      __________________________	By:
	____________
________
Name:	Name:
	Title:


ATTEST	THE
MANAGERS FUNDS LLC

By:       __________________________	By:
	____________
_______
Name:	Name:  Peter
M. Lebovitz
	Title:
President




APPENDIX A
Series Covered by Fund Management Agreement


The Managers Trust I:

     Managers 500 Plus Fund


The Managers Trust II:

     Managers Short Duration Government Fund
     Managers Intermediate Government Fund











APPENDIX B
Annual rate of management fees, expressed as a percentage of the average net asset value of the series:

		Annual
Percentage
	Name of Series	Rate of
Management Fee

The Managers Trust I:

     Managers 500 Plus Fund
	.70%


The Managers Trust II:

     Managers Short Duration Government Fund
	.70%
     Managers Intermediate Government Fund
	.70%





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